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Exhibit 99.1 GULFMARK OFFSHORE, INC.


                                PRESS RELEASE

                             FOR IMMEDIATE RELEASE


          HOUSTON, TX., February 14, 2001 -- GulfMark Offshore, Inc. (NASDAQ:GMRK) today announced it had experienced improving market conditions in its principal markets of the North Sea and Southeast Asia over the last several months. Referring to the previously announced 2001 contract coverage of approximately 55% on December 5, 2000, Mr. Streeter said the overall coverage had now grown to 68% as reflected in the updated table included with the Company's 8-K today. He cited particular improvement in the Southeast Asia market and went on to say that the day rates for the Company's vessels as well as market rates in the Company's regions of operation had also continued to strengthen. He urged all persons having an interest in these changing market conditions to participate in a conference call to be held on Thursday, February 15, 2001.

A conference call at 10:00 a.m. EST on Thursday, February 15,2001 will be hosted by Bruce Streeter to discuss the improved market conditions with analysts, investors and other interested parties. Those interested in participating in the conference call should call 877/260-8896 (612/332-0806 if outside the U.S. and Canada) 5 - 10 minutes in advance of the start time and ask for the GulfMark conference. The conference call will also be available via audio Webcast at www.vcall.com. A replay will be available after the conference call at 800/475-6701 (320/365-3844 if outside the U.S. and Canada) with the access code of #551778.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry with a fleet of forty-six (46) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, Brazil and West Africa.




Contact:     Edward A. Guthrie, Executive Vice President & CFO
             (713) 963-9522


This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: prices of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects; and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.

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